                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

          Item                                       Information
Name:                             Wells Fargo Municipal Capital Strategies, LLC

Address:                          375 Park Avenue
                                  New York, New York 10152

Date of Event Requiring           November 12, 2020
Statement (Month/Day/Year):

Issuer Name and Ticker or
Trading Symbol:                   DTF Tax-Free Income Inc. [DTF]

Relationship of Reporting         10% Owner
Person(s) to Issuer:

If Amendment, Date Original       Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing: Form filed by More than One Reporting Person

Signature:                        WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                  By:   /s/ Alejandro Piekarewicz
                                  Name:  Alejandro Piekarewicz
                                  Title: Vice President
                                  Date:  November 16, 2020